EXHIBIT 2.1
                                                              -----------


                           JOINT FILING AGREEMENT

             The undersigned hereby agree that the statements in their
   Schedule 13D with respect to the shares of common stock, par value $0.01 per share, of Hemlock Federal Financial Corporation, dated December 28, 1999, is, and any amendments to such Schedule 13D signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

   Dated: December 28, 1999


                                      TARA ENTERPRISES, L.L.C.


                                      By      /s/ John H. Daly
                                      -----------------------------------
                                            John H. Daly, President


                                              /s/ John H. Daly
                                      -----------------------------------
                                           John H. Daly


                                              /s/ Denis J. Daly, Jr.
                                      -----------------------------------
                                              Denis J. Daly, Jr.




















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